Exhibit 99.1

FOR IMMEDIATE RELEASE:

CONTACT:

Leslie Green

Green Communications Consulting, LLC

650-312-9060

investor@etelos.com

Etelos, Inc. Elects Two New Members to its Board of Directors

Company Also Announces Departure of Board Member, Gregory Ruff

San Mateo, Calif. — Aug. 8, 2008 — Etelos, Inc. (OTCBB: ETLO) today announced today the appointment of Larry D. DeBower and Andrew I. Liu to its Board of Directors, effective immediately. With the additions of DeBower and Liu, the Etelos Board of Directors has been expanded from four to five directors. The company also announced the resignation of director Gregory Ruff, effective August 7, 2008.

Larry DeBower has 32 years of auditing and accounting experience with PricewaterhouseCoopers LLP, having served as a partner from 1985 until his retirement in 2005. Throughout this period, Mr. DeBower was an Audit Partner in PwC’s San Jose, Calif. Office, with an industry focus on mid and large cap public companies, as well as privately held, venture-backed technology clients in the software, Internet and networking fields. While a Partner, he was also the leader of PwC’s Software and Internet Sector in the San Jose Office, National Software Industry Leader, and a Regional Accounting and SEC Consulting Partner. Mr. DeBower is a Certified Public Accountant.

Andy Liu is CEO of BuddyTV, the largest independently held TV site on the Internet. Prior to BuddyTV, Mr. Liu served as President and CEO of NetConversions from 1999-2004 prior to its sale to aQuantive and served as VP and GM of its Site Optimization unit from 2004-2005. He is also a founder of a non-profit that is focused on technology in developing countries and is very passionate about entrepreneurship. Mr. Liu brings deep experience in building companies, site optimization, viral marketing, SEO, community building and product development. In 2003, he was named to Puget Sound Business Journal’s “40 Under 40.” Mr. Liu received his MBA from Wharton.

“We are very pleased to welcome Larry and Andy to our Board of Directors and are confident that these accomplished individuals will make significant contributions to Etelos,” said Danny Kolke, chairman, founder and chief technology officer. “Etelos has matured greatly as a company over the past year as we significantly expanded the capabilities of the Etelos Marketplace™, developed our partner base and became a public company. As we look ahead, our focus is on growing our user base and

Etelos, Inc. | 1900 O’Farrell Street | Suite 320 | San Mateo | CA | 94403 | www.etelos.com | 800.874.4914 |

extending the reach of our branding and marketing efforts. Andy’s extensive experience in developing and implementing successful Internet marketing strategies will complement our ongoing efforts to enhance the user experience of our site while increasing the amount of traffic we drive to the Marketplace. Further, as we continue to grow as a public company, we look forward to drawing on Larry’s vast expertise to develop our internal processes and ensure best practices in our financial systems and reporting. I look forward to working with the new members of our expanded Board to shape the direction of the company and address our many growth opportunities.”

“We also wish to extend our sincere gratitude to Greg for his dedicated service to Etelos during his tenure on our Board of Directors,” continued Kolke. “His guidance and expertise has been an important part of our success to date and we wish him well in his future endeavors.”

About Etelos, Inc.

Etelos provides on-demand browser-based applications on the hosting environment that you choose. Etelos™ technology for developing and deploying on-demand applications is revolutionizing the world of software distribution. The Etelos Marketplace™ gives developers an easy way to license, distribute and host their applications, and businesses a wide selection of fully customizable, on-demand applications. Etelos, Etelos CRM™, Etelos Projects™, and Etelos Marketplace are trademarks of Etelos, Inc.; other trademarks are the property of their respective owners. For more information about Etelos, please visit www.etelos.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding Etelos’ business which are not historical facts may be “forward-looking statements” that involve risks and uncertainties. Forward-looking statements include, among other things, statements concerning the effect of these new board members on the future financial performance of our company, the acceptance of our products and services, the success and timeliness of our product and platform roll-out and other statements qualified by words such as “anticipate,” “believe,” “intend,” “may” and other words of similar import. These statements are neither promises nor guarantees, but involve risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements, including, without limitation: For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s reports that Etelos files periodically with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement, and Etelos undertakes no obligation to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.

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